Exhibit 8.1

[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]

December 11, 2012

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, IL 60069

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), in connection with the merger of ANIP Acquisition Company, a Delaware corporation d/b/a ANI Pharmaceuticals, Inc. (“ANI”) with and into BioSante (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger dated as of October 3, 2012 by and between BioSante and ANI (as may be amended from time to time, the “Merger Agreement”). This opinion is being delivered to you in connection with the registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”), which includes the joint proxy statement/prospectus, filed by BioSante with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.  This opinion is being furnished in connection with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related joint proxy statement/prospectus, other than as expressly stated herein.

In acting as counsel for BioSante and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of BioSante, agreements and other instruments, certificates of officers and representatives of BioSante, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.  In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the effective time of the Merger, of certain statements, representations, covenants and agreements made by BioSante and ANI, including factual statements and representations set forth in the letters dated the date hereof from officers of BioSante and ANI (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the effective time of the Merger, true and correct without regard to any qualification as to knowledge. We also have assumed that the transactions related to the Merger or contemplated by the Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the effective time of the Merger.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Merger Agreement or the Representation Letters, could affect our conclusions herein.

Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) under current United States federal income tax law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) insofar as they purport to describe provisions of United States federal income tax law, the statements set forth under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement accurately describe the material United States federal income tax consequences of the Merger.

Except as expressly set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Merger or of any transaction related to or contemplated by the Merger.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the joint proxy statement/prospectus constituting part of the Registration Statement, including any amendments and supplements to the foregoing.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ OPPENHEIMER WOLFF & DONNELLY LLP